Exhibit 99.1

CONTACT:

Investors/Media:	Media:
Blaine Davis	Kevin Wiggins
(610) 459-7158	(610) 459-7281

Investors:

Jonathan Neely

(610) 459-6645

ENDO PHARMACEUTICALS APPOINTS DR. DAVID NASH TO BOARD OF DIRECTORS

Chadds Ford, Pa. – March 3, 2011 – Endo Pharmaceuticals (Nasdaq: ENDP) announced today the appointment of David B. Nash, M.D., M.B.A., to the company’s board of directors. Dr. Nash is the Founding Dean of the Jefferson School of Population Health at Thomas Jefferson University in Philadelphia. Dr. Nash is internationally recognized for his work in outcomes management, medical staff development and quality-of-care improvement. Dr. Nash is also a member of the Board of Directors of Humana, headquartered in Louisville, Ky. His appointment brings the number of Endo board members to nine.

Roger Kimmel, chairman of the board of Endo Pharmaceuticals, stated: “We are pleased to have David join our board and bring his vast pharmaceutical and healthcare knowledge and experience to our company. We welcome his contributions to our future success as Endo continues to diversify its business in branded and generic prescription pharmaceuticals, as well as devices and services, across therapeutic areas with a core focus in pain and urology.”

About Endo

Endo Pharmaceuticals is a U.S.-based, specialty healthcare solutions company, focused on high-value branded products and specialty generics. Endo is redefining its position in the healthcare marketplace by anticipating and embracing the evolution of health decisions based on the need for high-quality and cost-effective care. We aim to be the premier partner to healthcare professionals and payment providers, delivering an innovative suite of complementary diagnostics, drugs, devices and clinical data to meet the needs of patients in areas such as pain, urology, oncology and endocrinology. For more information about Endo Pharmaceuticals, and its wholly owned subsidiaries HealthTronics, Inc. and Qualitest Pharmaceuticals, please visit www.endo.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. Because these statements reflect our current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors, as more fully described under the caption “Risk Factors” in our Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein or therein, could affect our future financial results and could cause our actual results to differ materially from those expressed in forward-looking statements contained in our Annual Report on Form 10-K. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause our actual results to differ materially from expected and historical results. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

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